Exhibit 99.1

DISCOVER FINANCIAL SERVICES TO RECORD NON-CASH IMPAIRMENT CHARGE FOR GOLDFISH BUSINESS

COMPANY ANNOUNCES $1 BILLION

SHARE REPURCHASE PROGRAM

Riverwoods, IL, Dec. 3, 2007 – Discover Financial Services (NYSE: DFS) announced today that it expects to record a non-cash impairment charge related to its Goldfish MasterCard and Visa credit card business in the United Kingdom in the quarter ending Nov. 30, 2007. The estimated impairment charge will be equal to all or substantially all of the goodwill and other intangible assets of the Goldfish business, which as of Aug. 31, 2007, approximated $422 million.

David Nelms, chief executive officer of Discover, said, “We have concluded that continued disruption in the UK financial markets, higher interest rates and our decision to reduce our loan exposure to the UK market have negatively affected the book value of our Goldfish business. While the UK credit card market remains very challenging, our efforts to refocus this business have begun to produce positive results. We will continue implementation of significant actions to improve the performance of our UK business, and will continuously monitor our progress and assess options to maximize shareholder returns.”

The non-cash impairment charge results from a review of goodwill and other intangible assets in accordance with SFAS No. 142, “Goodwill and Other Intangible Assets.” The company expects to provide a refined estimate of the impairment charge in its fourth quarter earnings release, tentatively scheduled for Dec. 20, 2007.

Separately, the company announced that its Board of Directors has approved a share repurchase program, authorizing the company to purchase up to $1 billion of its common stock. The program expires on Nov. 30, 2010, and may be terminated at any time.

Nelms commented, “The share repurchase program reflects our commitment to be efficient managers of our shareholders’ capital over the long term. We are taking significant actions to improve returns on capital in our UK business and we continue to generate significant excess capital from our profitable and growing US businesses. We also are pleased with the results of our continued focus on risk management, as charge-offs for the US Card segment are expected to remain below 4 percent in the fourth quarter.”

Share repurchases will be made from time to time based on market conditions and other factors and will be subject to securities laws. Any shares acquired will be available for general corporate purposes.

About Discover Financial Services

Discover Financial Services (NYSE: DFS) is a leading credit card issuer and electronic payment services company with one of the most recognized brands in U.S. financial services. The company operates the Discover Card, America’s cash rewards pioneer, with more than 50 million cardmembers. Since its inception in 1986, the company has become one of the largest card issuers in the U.S. Its Third-Party Payments business consists of the Discover Network, with millions of merchant and cash access locations, and PULSE, one of the nation’s leading ATM/debit networks. Discover also operates the Goldfish credit card business in the United Kingdom. For more information, visit www.discoverfinancial.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Discover Financial Services’ management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: the actions and initiatives of current and potential competitors; our ability to manage credit risks and securitize our receivables at acceptable rates; changes in economic variables, such as the number and size of personal bankruptcy filings, the rate of unemployment and the levels of consumer confidence and consumer debt; the level and volatility of equity prices, commodity prices and interest rates, currency values, investments and other market indices; the availability and cost of funding and capital; access to U.S. and U.K. debt markets; the ability to increase or sustain Discover Card usage or attract new cardmembers and introduce new products and services; our ability to attract new merchants and maintain relationships with current merchants; material security breaches of key systems; unforeseen and catastrophic events; our reputation; the potential effects of technological changes; the effect of political, economic and market conditions and geopolitical events; unanticipated developments relating to lawsuits, investigations or similar matters; the impact of current, pending and future legislation, regulation and regulatory and legal actions; our ability to attract and retain employees; the ability to protect our intellectual property; the impact of our separation from Morgan Stanley; the impact of any potential future acquisitions; investor sentiment; and the restrictions on our operations resulting from indebtedness incurred during our separation from Morgan Stanley.

These forward-looking statements speak only as of the date of this press release, and there is no undertaking to update or revise them as more information becomes available. Additional factors that could cause Discover Financial Services’ results to differ materially from those described in the forward-looking statements can be found in the Company’s Form 10, as amended, filed with the SEC and available at the SEC’s internet site (http://www.sec.gov).

Investor Contact

Craig Streem

Vice President, Investor Relations

224-405-3575

Media Contact

Leslie Sutton

Director, Public Relations

224-405-3965